UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 1, 2007
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-734-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On February 1, 2007, 6680968 Canada Inc. (“Purchaser”), a subsidiary of DealerTrack Holdings, Inc., a Delaware corporation (the “Company”), completed its purchase of all of the outstanding shares of Curomax Corporation (“Curomax”) pursuant to that certain Shares Purchase Agreement, made as of January 16, 2007, among certain shareholders of Curomax and all of the shareholders of 2044904 Ontario Inc., 2044903 Ontario Inc. and 2044905 Ontario Inc. and Purchaser for a cash purchase price of approximately $44 million Canadian dollars (CAD). An additional $2.25 million CAD cash consideration may be paid out based upon the achievement of certain operational objectives over the next 24 months. The terms of the purchase are more fully described in the Shares Purchase Agreement.
ITEM 7.01 REGULATION FD DISCLOSURE
On February 1, 2007, the Company issued a press release entitled “DealerTrack Completes Curomax Acquisition” a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 1, 2007 entitled “DealerTrack to Acquire Curomax Corporation.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 7, 2007

By:	/s/ Robert J. Cox III

Robert J. Cox III
Senior Vice President,
Chief Financial Officer and Treasurer
EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated February 1, 2007entitled “DealerTrack Completes Curomax Acquisition.”